 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1997.

                                                     REGISTRATION NO. 333-31279
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ---------------

                             MCMORAN OIL & GAS CO.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE              1615 POYDRAS STREET              72-1266477
      (STATE OR OTHER         NEW ORLEANS, LA 70170          (I.R.S. EMPLOYER
       JURISDICTION              (504) 582-4000             IDENTIFICATION NO.)
    OF INCORPORATION OR
       ORGANIZATION)      (ADDRESS, INCLUDING ZIP CODE, AND
                                  TELEPHONE NUMBER,
                        INCLUDING AREA CODE, OF REGISTRANT'S
                            PRINCIPAL EXECUTIVE OFFICES)

                              JOHN G. AMATO, ESQ.
                                GENERAL COUNSEL
                             MCMORAN OIL & GAS CO.
                              1615 POYDRAS STREET
                         NEW ORLEANS, LOUISIANA 70112
                                (504) 582-4000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                  COPIES TO:
                           WILLIAM B. MASTERS, ESQ.
                      JONES, WALKER, WAECHTER, POITEVENT,
                           CARRERE & DENEGRE, L.L.P.
                            201 ST. CHARLES AVENUE
                         NEW ORLEANS, LOUISIANA 70170

                               ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses to be paid by the Registrant in connection with the securities being registered are as follows:

      SEC registration fee........................................... $   30,346
      Financial Advisory fee.........................................    500,000
      Nasdaq listing fees............................................     18,500
      Legal fees and expenses........................................    265,000
      Subscription/Information Agent fees and expenses...............     35,000
      Accounting fees and expenses...................................     20,000
      Printing expenses..............................................    120,000
      Miscellaneous..................................................     11,154
                                                                      ----------
        Total........................................................ $1,000,000
                                                                      ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  INDEMNIFICATION. The Company is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of Delaware empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Company. Article Eighth of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Article XXIV of the Company's By-Laws (the "By-Laws") provide that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of Delaware against all expenses, liability and loss (including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred by Article Eighth of the Certificate of Incorporation and Article XXIV of the By-Laws, as the case may be, are contractual rights and include the right to be paid by the Company the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.

  DIRECTOR LIABILITY. Article Eighth of the Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of Delaware, which makes directors liable for unlawful dividend or unlawful stock repurchases or redemptions or (d) transactions from which directors derive improper personal benefit.

  INSURANCE. The Company may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the Company would have the power to indemnify such person against such liability or expense by law or under the provisions of the Certificate of Incorporation. The Company has an insurance policy insuring the Company's directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS.

 5 Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., as to the legality of the Common Stock.**

 8 Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., as to certain tax matters.**

23.1 Consent of Arthur Andersen LLP.*

23.2 Consent of Ryder Scott Company.**

23.3 Consent of Crescent Technology, Inc.**

23.4 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. included as part of Exhibits 5 and 8 (refiled for Exhibit 8 opinion).**

24  Powers of Attorney.**

--------
 *Filed herewith.
**Previously filed.

ITEM 17. UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

  (1) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Orleans, Louisiana, on the 8th day of October, 1997.

                                          McMoRan OIL & GAS CO.
                                          (Registrant)

                                                   /s/ Richard C. Adkerson
                                          By: ---------------------------------
                                                     Richard C. Adkerson
                                                  Co-Chairman of the Board
                                                 and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities indicated on the 8th day of October, 1997.

            SIGNATURE                                  TITLE

                *                      Co-Chairman of the Board and Director
---------------------------------
        James R. Moffett

     /s/ Richard C. Adkerson         Co-Chairman of the Board, Chief Executive
---------------------------------               Officer and Director
       Richard C. Adkerson                 (Principal Executive Officer)
                                           (Principal Financial Officer)

                *                                    Controller
---------------------------------          (Principal Accounting Officer)
     C. Donald Whitmire, Jr.

                *                                     Director
---------------------------------
       Robert W. Bruce III

                *                                     Director
---------------------------------
          Robert A. Day

                *                                     Director
---------------------------------
    William B. Harrison, Jr.

                *                                     Director
---------------------------------
        Bobby Lee Lackey

                *                                     Director
---------------------------------
      Gabrielle K. McDonald

                *                                     Director
---------------------------------
          George Putnam

                *                                     Director
---------------------------------
        R. M. Rankin, Jr.

                *                                     Director
---------------------------------
        J. Taylor Wharton


*By: /s/ Richard C. Adkerson
  -----------------------------
       Richard C. Adkerson

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                         DOCUMENT DESCRIPTION
 -------                        --------------------
   5     Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre,
         L.L.P., as to the legality of the Common Stock.**
   8     Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre,
         L.L.P., as to certain federal income tax matters.**
  23.1   Consent of Arthur Andersen LLP.*
  23.2   Consent of Ryder Scott Company.**
  23.3   Consent of Crescent Technology, Inc.**
  23.4   Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre,
         L.L.P. included as part of Exhibits 5 and 8 (refiled for Exhibit 8 opinion).**
  24     Powers of Attorney.**

--------
 *Filed herewith.
**Previously filed.